                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Weatherford Enterra, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

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

                                                                   April 8, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Weatherford Enterra, Inc. on Friday, May 17, 1996, at 9:00 a.m. at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please mark, date, sign and return your proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States. If you have multiple stockholder accounts and receive more than one set of these materials, please be sure to vote each proxy and return it in the respective postage-paid envelope provided.

     Thank you for your continued interest.

                                            Very truly yours,

                                            PHILIP BURGUIERES
                                            Chairman, President and
                                            Chief Executive Officer

                           WEATHERFORD ENTERRA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of Weatherford Enterra, Inc. (the "Company") will be held on Friday, May 17, 1996, at 9:00 a.m. at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

        (1) To elect three directors, each for a term of three years; and

          (2) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock, $0.10 par value (the "Common Stock"), at the close of business on March 29, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of the holders of record of Common Stock as of the Record Date will be open to the examination of any such stockholder for any purpose germane to the Annual Meeting after May 6, 1996 at the Company's offices at 1360 Post Oak Boulevard, Suite 1000, Houston, Texas, during normal business hours.

                                            By Order of the Board of Directors,

                                           H. SUZANNE THOMAS
                                                Secretary

Houston, Texas
April 8, 1996

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           WEATHERFORD ENTERRA, INC.

                                PROXY STATEMENT

         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 1996

TIME, DATE, PLACE AND PURPOSE

     This Proxy Statement is being furnished to stockholders of Weatherford Enterra, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, May 17, 1996, at 9:00 a.m. at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy are first being sent or delivered to stockholders on or about April 8, 1996. The Company's principal executive offices are located at 1360 Post Oak Boulevard, Suite 1000, Houston, Texas 77056.

RECORD DATE AND VOTE REQUIRED

     The securities of the Company entitled to vote at the Meeting consist of shares of Common Stock, $0.10 par value (the "Common Stock"). At the close of business on March 29, 1996 (the "Record Date"), there were outstanding and entitled to vote 51,193,795 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share.

     The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for the election of directors, and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for the approval of any other matters as may properly come before the Meeting or any adjournment thereof.

     The Annual Report to Stockholders for the year ended December 31, 1995 is being furnished with this Proxy Statement to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND REVOCATION OF PROXIES

     All properly executed proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If a holder of Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" the election of the nominees for director named below. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Meeting. However, if any other matters should properly come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters. Checking the abstention box on the proxy card or failing to return the proxy card has the same effect as voting against the proposal. A stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the Meeting by executing and returning a proxy bearing a later date, by filing written notice of such revocation with the Secretary of the Company, stating that the proxy is revoked, or by attending the Meeting and voting in person.

     Under applicable stock exchange rules, brokers will not be permitted to submit proxies authorizing a vote on a proposal in the absence of specific instructions from beneficial owners. Broker non-votes will have the effect of votes against a proposal. Under Delaware law, both abstentions and broker non-votes contained on a returned proxy card will be considered present for purposes of determining the existence of a quorum at the Meeting.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers and employees of the Company may solicit proxies from stockholders by personal interview, telephone, telegram or otherwise. The Company will bear the costs of the solicitation of proxies from its stockholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has also engaged the services of Corporate Investor Communications, Inc., a proxy solicitation firm, to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from its stockholders for an anticipated fee of $3,000, plus mailing expenses in excess of $1,000.

                           OWNERSHIP OF COMMON STOCK

     Principal Stockholders. The following table sets forth certain information with respect to the Common Stock beneficially owned by persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of the Record Date. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of shares, regardless of any economic interest therein. The persons listed have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                                      AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP(1)
                                                                    -------------------------
                                                                    SHARES OWNED
                                                                      DIRECTLY
                 NAME AND ADDRESS OF BENEFICIAL OWNER               OR INDIRECTLY     PERCENT
    --------------------------------------------------------------  -------------     -------
    First Reserve Corporation(2)..................................    9,474,431         18.5
      475 Steamboat Road
      Greenwich, CT 06830
    FMR Corp. and Edward C. Johnson 3d(3).........................    5,859,724         11.4
      82 Devonshire Street
      Boston, MA 02109

- ---------------

(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Commission. To the Company's knowledge, none of such shares are deemed to be beneficially owned because the holder has the right to acquire such shares within 60 days.

(2) Based upon information contained in Amendment No. 2 to Schedule 13D dated October 5, 1995, filed with the Commission. Represents shares owned by the following funds (the "First Reserve Funds"), for each of which First Reserve Corporation ("First Reserve") is the general partner: American Gas & Oil Investors, Limited Partnership -- 1,684,532; AmGO II, Limited
    Partnership -- 1,042,651; Am GO III, Limited Partnership -- 504,809; First Reserve Secured Energy Assets Fund, Limited Partnership -- 1,963,409; First Reserve Fund V, Limited Partnership -- 2,835,189; First Reserve Fund V-2, Limited Partnership -- 708,470; and First Reserve Fund VI, Limited Partnership -- 735,371. First Reserve, in its role as managing general partner of the First Reserve Funds and acting on behalf of the First Reserve Funds, has the power to cause each First Reserve Fund to dispose of or vote shares of Common Stock held by it. The principal beneficial owners of the common stock of First Reserve are its executive officers, including Messrs. Hill and Macaulay.

(3) Based upon information contained in a joint Schedule 13G dated February 14, 1996, filed with the Commission by Edward C. Johnson 3d and by FMR Corp., on behalf of itself and its subsidiaries, Fidelity Management & Research Company (beneficial owner of 4,764,015 shares of the total outstanding Common Stock), Fidelity American Special Situations Trust (beneficial owner of 45,500 shares of the total outstanding Common Stock) and Fidelity Management Trust (beneficial owner of 1,095,709 shares of the total outstanding Common Stock). FMR Corp. and Mr. Johnson each has sole dispositive power with respect to 5,859,724 shares. FMR Corp. has sole voting power with respect to 1,141,209 shares, and Mr. Johnson has sole voting power with respect to none of the shares.

     Security Ownership of Management. The following table sets forth certain information with respect to the Company's Common Stock beneficially owned by each of its directors and nominees for director, each of its executive officers named in the Summary Compensation Table set forth in this Proxy Statement and by all of its directors and executive officers as a group, as of the Record Date. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                                       AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP(1)
                                                                     ------------------------
                                                                     SHARES OWNED
                                                                     DIRECTLY OR
                                 NAME                                INDIRECTLY(2)    PERCENT
    ---------------------------------------------------------------  ------------     -------
    Directors and Nominees for Director
      Thomas N. Amonett(3).........................................       12,575        *
      Philip Burguieres(4).........................................      235,757        *
      William E. Greehey(3)........................................       20,588        *
      John A. Hill(5)..............................................    9,474,431        18.5
      John W. Johnson(3)(6)........................................       81,171        *
      William E. Macaulay(5).......................................    9,474,431        18.5
      Robert K. Moses, Jr.(3)(7)...................................      503,721        *
      Robert L. Parker, Sr.(8).....................................       43,426        *
      R. Rudolph Reinfrank(8)......................................        2,500        *
      Roger M. Widmann(8)..........................................        2,500        *
    Named Executive Officers
      M.E. Eagles(9)...............................................       39,485        *
      James R. Burke(10)...........................................       42,806        *
      Norman W. Nolen(11)..........................................       41,959        *
      H. Suzanne Thomas(12)........................................       60,892        *
    All Directors, Nominees and Executive Officers as a Group
      (16 in number)(13)...........................................   10,603,140        20.6

- ---------------

  *  Denotes ownership of less than one percent.

 (1) Information with respect to beneficial ownership is based upon information furnished by each director or executive officer of the Company or contained in filings made with the Commission.

 (2) Includes shares held under the Company's Employee Stock Purchase Plan (the "ESPP") in the accounts of participants, as to which shares such participants have sole voting power and no dispositive power prior to withdrawal of such shares from the ESPP. Shares may be withdrawn from the ESPP by a participant on March 31 of each year upon written notice by such participant. Also includes shares held under the Company's 401(k) savings plans in the accounts of participants, as to which shares such participants have sole voting power and no dispositive power. Also includes shares subject to acquisition within 60 days after the Record Date by such person or group.

 (3) Includes 3,000 shares subject to acquisition within 60 days pursuant to the Director Option Plan (as defined hereinafter).

 (4) Also Chairman, President and Chief Executive Officer of the Company. Includes (a) 1,000 shares held by Mr. Burguieres' wife, with respect to which he has no voting or dispositive power and (b) 500 shares held by Mr. Burguieres' adult son supported by him, with respect to which he has sole voting and dispositive power; Mr. Burguieres disclaims beneficial ownership of all such shares. Also includes (a) 21,125 shares granted to Mr. Burguieres pursuant to the Restricted Plan (as hereinafter defined), with respect to which he has sole voting power and no dispositive power, and (b) 117,501 shares subject to acquisition by Mr. Burguieres within 60 days pursuant to an Option Plan (as hereinafter defined).

 (5) This figure represents the aggregate number of shares owned beneficially by First Reserve, of which Mr. Hill is Chairman and Mr. Macaulay is President and Chief Executive Officer. Both Messrs. Hill and Macaulay disclaim beneficial ownership as to all such shares.

 (6) Does not include 1,124,377 shares owned by Permian Mud Service, Inc. ("Permian"). Mr. Johnson is a director, officer and substantial beneficial shareholder of Permian and therefore may be deemed to be a beneficial owner of the shares of the Common Stock held by Permian; Mr. Johnson disclaims beneficial ownership of all such shares. Includes (a) 6,000 shares held by Mr. Johnson as a trustee of various trusts for his children, with respect to which he has sole voting and dispositive power and (b) 120 shares held as custodian for Mr. Johnson's children, with respect to which he has sole voting and dispositive power; Mr. Johnson disclaims beneficial ownership of all such shares.

 (7) Includes (a) 625 shares held by Mr. Moses' adult son supported by him, with respect to which Mr. Moses has no voting or dispositive power and (b) an aggregate of 45,000 shares held in various trusts for Mr. Moses' children, his brother and his sister, of which Mr. Moses is the trustee, with respect to which Mr. Moses has sole voting and dispositive power; Mr. Moses disclaims beneficial ownership of all such shares. Does not include (a) an aggregate of 52,500 shares held in various trusts for Mr. Moses' children, with respect to which Mr. Moses has no voting or dispositive power or (b) 1,851 shares held in a trust for Mr. Moses' son, with respect to which he has no voting or dispositive power; since Mr. Moses is not a trustee of such trusts and has no voting or dispositive power, he disclaims beneficial ownership of all such shares.

 (8) Includes 2,500 shares subject to acquisition within 60 days pursuant to the Director Option Plan.

 (9) Includes (a) 8,323 shares granted to Mr. Eagles pursuant to the Restricted Plan with respect to which he has sole voting power and no dispositive power and (b) 17,501 shares subject to acquisition by Mr. Eagles within 60 days pursuant to an Option Plan.

(10) Includes (a) 4,907 shares granted to Mr. Burke pursuant to the Restricted Plan with respect to which he has sole voting power and no dispositive power and (b) 18,833 shares subject to acquisition by Mr. Burke within 60 days pursuant to an Option Plan.

(11) Includes (a) 4,532 shares granted to Mr. Nolen pursuant to the Restricted Plan with respect to which he has sole voting power and no dispositive power and (b) 21,750 shares subject to acquisition by Mr. Nolen within 60 days pursuant to the Option Plans.

(12) Includes (a) 4,532 shares granted to Ms. Thomas pursuant to the Restricted Plan with respect to which she has sole voting power and no dispositive power and (b) 22,000 shares subject to acquisition by Ms. Thomas within 60 days pursuant to the Option Plans.

(13) See footnotes (3) through (12). Also includes 26,294 shares subject to acquisition by certain executive officers not named in the table within 60 days pursuant to the Option Plans.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors will consist of not less than six nor more than 15 persons, the exact number to be fixed from time to time by the Board of Directors. The Board of Directors has fixed the authorized number of directors at ten.

     Directors are divided into three classes, as nearly equal in number as possible. Each class is elected for a term of three years, so that the term of office of one class of directors expires at every Annual Meeting.

NOMINEES FOR DIRECTOR

     The Board of Directors has nominated three persons for election as directors in the class whose term of office will expire at the Company's 1999 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The nominees are Philip Burguieres, William E. Greehey and Roger M. Widmann. Messrs. Burguieres, Greehey and Widmann are currently directors of the Company whose terms will expire at the Meeting. It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees.

     Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

     The enclosed form of proxy provides a means for the holders of Common Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above.

     The following table sets forth for each nominee for election as director all positions with the Company held by him, his age as of the Record Date and the date on which he first became a director of the Company. Also set forth below is information on his principal occupation. Unless otherwise indicated, each person has held the position shown, or has been associated with the named employer in an executive capacity, for more than five years.

              NAME                       COMPANY POSITION               AGE      DIRECTOR SINCE
    -------------------------  -------------------------------------    ---     ----------------
    Philip Burguieres........  Director, Chairman, President and        52       April 23, 1991
                                 Chief Executive Officer
    William E. Greehey.......  Director                                 59        May 25, 1984
    Roger M. Widmann.........  Director                                 56      October 5, 1995

     Mr. Burguieres has served as Chairman of the Board of the Company since December 1992, and President and Chief Executive Officer and a director of the Company since April 1991. From January 1990 to November 1990, he was Chairman of the Board, President and Chief Executive Officer of Panhandle Eastern Corporation, a Houston, Texas-based company that operates interstate natural gas transmission systems. Mr. Burguieres held various positions with Cameron Iron Works, a Houston, Texas-based company engaged in the manufacture of oilfield equipment, from 1971 through November 1989. He served as Chairman of the Board of Cameron from January 1987 to November 1989, Chief Executive Officer from January 1986 to November 1989, and President and Chief Operating Officer from April 1981 to November 1989. Mr. Burguieres has also been a director of McDermott International, Inc., a New Orleans, Louisiana-based company engaged in the fabrication of oilfield equipment, since March 1990; and a director of Texas Commerce Bancshares, a Houston, Texas-based banking organization, since March 1987.

     Mr. Greehey is Chairman of the Board and Chief Executive Officer of Valero Energy Corporation, a San Antonio, Texas-based company that refines, trades and markets oil and gas and manages natural gas transmission operations. He has also been a director of Santa Fe Energy Resources, Inc., a Houston, Texas-based company engaged in oil and gas exploration and production, since March 1991.

     Mr. Widmann has been Senior Managing Director of Castle, Harlan & Widmann Energy Partners, L.L.C. since September 1995. He held various senior positions with Chemical Bank from 1986 until August 1995. He is also a director of Lydall, Inc., a Connecticut-based corporation engaged in the manufacture of engineered fiber materials, and previously was a member of the Board of Advisors of various First Reserve Funds from 1981 through December 1995. Mr. Widmann was appointed to the Company's Board of Directors on October 5, 1995, when the Company merged with Enterra Corporation ("Enterra"). He was a director of Enterra from August 1994, when Enterra acquired Total Energy Services, Inc. ("Total"), and previously served as a director of Total since September 1993.

INFORMATION CONCERNING OTHER DIRECTORS

     The following table sets forth certain information for those directors whose present terms will continue after the Meeting. Also set forth below is information on his principal occupation. Unless otherwise indicated, each person has held the position shown, or has been associated with the named employer in an executive capacity, for more than five years.

               NAME             COMPANY POSITION     AGE       DIRECTOR SINCE      TERM EXPIRES
    --------------------------  ----------------     ---     ------------------    -------------
    Thomas N. Amonett.........     Director          52         May 27, 1974           1998
    John A. Hill..............     Director          54       October 5, 1995          1997
    John W. Johnson...........     Director          51      November 19, 1991         1997
    William E. Macaulay.......     Director          50       October 5, 1995          1997
    Robert K. Moses, Jr.......     Director          55         May 12, 1978           1998
    Robert L. Parker, Sr......     Director          72       October 5, 1995          1998
    R. Rudolph Reinfrank......     Director          40       October 5, 1995          1998

     Mr. Amonett has served as President of Reunion Resources Company (previously called Buttes Gas and Oil Company), a Houston, Texas-based company primarily engaged in the manufacture of high volume, precision plastic products and the providing of engineered plastic services and also oil and gas exploration, development and production and wine grape vineyard development, since July 1992. Previously he was Of Counsel with Fulbright & Jaworski L.L.P., Attorneys at Law, Houston, Texas, from September 1986 to July 1992. Prior thereto, he was President and a director of Houston Oil Fields Company, an oil and gas exploration and production company, from November 1982 to September 1986. He served as Chairman of the Board of the Company from May 1986 to May 1989. He has also served as a director of PetroCorp, Incorporated, a Houston, Texas-based company engaged in the exploration and production of oil and natural gas, since November 1993; and as a director of Team, Inc., a Houston, Texas-based company engaged in environmental services, since 1994.

     Mr. Hill is Chairman of the Board of First Reserve. He is a trustee of the Putnam Funds and is a director of Snyder Oil Corporation, a Texas-based corporation engaged in oil and gas exploration and production; Maverick Tube Corporation, a Missouri corporation engaged in the manufacture of oilfield tubulars, line pipe and structural steel; and PetroCorp, Incorporated, a Houston, Texas-based corporation engaged in oil and gas exploration and production, the last two being companies in which certain First Reserve Funds have a substantial equity interest. Mr. Hill was appointed to the Board of Directors on October 5, 1995, when the Company merged with Enterra. He was a director of Enterra from August 1994, when Enterra acquired Total, and previously served as a director of Total since June 1993.

     Mr. Johnson is President and a director of Permian Mud Service, Inc., a Houston, Texas-based company that manufactures and sells oilfield production chemicals. He was a director of Petroleum Equipment Tools Co. ("Petco") from March 1971 to November 1991, when Petco was acquired by merger with the Company. He has also served as Chairman of the Board of Southwest Bank of Texas, N.A., a Houston, Texas-based banking organization, since October 1982.

     Mr. Macaulay is President and Chief Executive Officer of First Reserve. He is a director of Maverick Tube Corporation, a Missouri corporation engaged in the manufacture of oilfield tubulars, line pipe and structural steel; and Hugoton Energy Corporation, a Kansas corporation engaged in oil and gas exploration and production, each being a company in which certain First Reserve Funds have a substantial equity interest. Mr. Macaulay was appointed to the Company's Board of Directors on October 5, 1995, when the Company merged with Enterra. He was appointed a director and Vice Chairman of Enterra in August 1994, when Enterra acquired Total, and previously served as a director of Total since June 1993.

     Mr. Moses is a private investor, principally in the oil and gas exploration and oilfield services business, in Houston, Texas. He served as Chairman of the Board of the Company from May 1989 to December 1992.

     Mr. Parker is Chairman of Parker Drilling Company, a Tulsa, Oklahoma-based contract drilling company that provides services worldwide to the oil and natural gas industry. Previously, he also served as

Chief Executive Officer of that company. He is also a director of Bank of Oklahoma Finance Corporation, Tulsa, N.A., a bank holding company; MAPCO, Inc., a diversified energy company; and Clayton Williams Energy, Inc., a company engaged in exploration and production of oil and natural gas. Mr. Parker was appointed to the Company's Board of Directors on October 5, 1995, when the Company merged with Enterra. He served as a director of Enterra since 1980.

     Mr. Reinfrank has been Managing Director of the Davis Companies and a Managing General Partner of Davis Reinfrank Company, private investment firms, since May 1993. From January 1988 through June 1993, Mr. Reinfrank was Executive Vice President of Shamrock Holdings, Inc. From January 1990 through December 1992, Mr. Reinfrank also served as Managing Director of Trefoil Investors, Inc. and Shamrock Capital Advisors, Inc. He is also a director of Parker Drilling Company, a Tulsa, Oklahoma-based company that provides contract drilling services worldwide to the oil and natural gas industry. Mr. Reinfrank was appointed to the Company's Board of Directors on October 5, 1995, when the Company merged with Enterra. He served as a director of Enterra since September 1992 and previously from 1987 through 1991.

FAMILY RELATIONSHIPS

     There are no family relationships between any two directors or executive officers.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held nine meetings during 1995. The Board of Directors has an Audit Committee, a Compensation and Stock Plans Committee (the "Compensation Committee") and an Executive and Nominating Committee (the "Executive Committee").

     The Audit Committee reviews with the Company's independent public accountants the plan, scope and results of their annual audit and reviews the planned internal audits, procedures followed and results of such audits performed by the Company's internal audit department. The Audit Committee selects an accounting firm as the independent auditors of the Company for each fiscal year, subject to ratification by the full Board of Directors, and considers in general all audit and non-audit services provided by such firm to the Company. The Audit Committee was composed of Messrs. Amonett (Chairman), Thomas C. Brown and W. Randolph Smith prior to October 5, 1995, and of Messrs. Amonett (Chairman), Hill and Reinfrank on and after October 5, 1995. The Audit Committee held two meetings during 1995.

     The Compensation Committee approves all executive compensation, except the compensation of the Chief Executive Officer, which is recommended by the Compensation Committee but approved by the Board of Directors (excluding Mr. Burguieres). The Compensation Committee also approves employee benefit plans, establishes directors' fees (subject to approval by the Board of Directors) and administers the Company's various stock option plans and other stock based plans, various plans for which certain members of management are eligible and certain plans for which non-employee directors are eligible. The Compensation Committee was composed of Messrs. Greehey (Chairman), Brown and Moses prior to October 5, 1995, and of Messrs. Greehey (Chairman), Moses and Widmann on and after October 5, 1995. The Compensation Committee held one meeting during 1995 and acted from time to time pursuant to unanimous written consent.

     The Executive Committee is authorized to act on all corporate matters for which applicable law does not require participation by the full Board of Directors. In practice, the Executive Committee generally acts in place of the full Board when scheduling makes it impracticable to assemble the full Board. All actions taken by the Executive Committee must be reported at the next meeting of the full Board of Directors. The Executive Committee also evaluates the size and composition of the Board of Directors, makes recommendations as to candidates for election to the Board of Directors and recommends the structuring of various committees of the Board. The Executive Committee does not ordinarily consider director nominees recommended by stockholders. The Executive Committee was composed of Messrs. Moses (Chairman), Amonett, Burguieres, Greehey and Johnson prior to October 5, 1995, and of Messrs. Moses (Co-Chairman), Macaulay (Co-Chairman), Burguieres, Johnson and Parker on and after October 5, 1995. The Executive Committee held one meeting during 1995.

ATTENDANCE AT MEETINGS

     Each of the directors of the Company attended at least 75 percent of the aggregate of the meetings of the Board of Directors and committees of which he was a member, except for Mr. Greehey who attended 70 percent of the meetings of the Board of Directors and 100 percent of the meetings of the Executive Committee and the Compensation Committee.

                             EXECUTIVE COMPENSATION

COMPENSATION AND STOCK PLANS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company, which is composed of three independent outside directors, is responsible for setting policies with respect to compensation of the Company's executive officers.

     Compensation Philosophy and Overall Objectives of the Executive Compensation Program. The Company's executive compensation program is designed to attract, motivate and retain the executives needed to improve the Company's performance and maximize stockholder value. Toward that end, the Compensation Committee attempts to provide the Company's executives with a total target compensation package (which includes base salary, annual incentive bonus, long-term, equity-based incentive compensation and other executive benefits) that, at expected levels of corporate performance, is competitive with packages provided to executives of companies similar to the Company who hold comparable positions or have similar qualifications.

     The Compensation Committee determines competitive levels of compensation for executive positions based on information obtained from compensation surveys (general industry), proxy statements for a group of competitor companies approved by the Compensation Committee (the "compensation peer group") and recommendations of an independent compensation consultant retained by the Company. Although some of the same companies are included in both groups, the compensation peer group is not the same as the group of companies comprising the S&P Oil Well Equipment & Services Stock Index used in the Performance Graph included later in this Proxy Statement. In selecting the companies to survey for compensation purposes, the Compensation Committee focused primarily on companies with U.S. and international business operations; similar revenues, market capitalization, employment levels and lines of business (including manufacturing); and a management style and corporate culture similar to the Company's.

     The Company's pay-for-performance philosophy has resulted in compensation packages that consist in large part of variable, performance-based components, such as bonuses and stock-based awards, which can increase or decrease to reflect changes in corporate or individual performance. Total target compensation is slightly below the market median (50th percentile) based on general industry data; this information is not available for the compensation peer group. Actual total compensation is competitive with the market median based on general industry data and below the market median for the compensation peer group.

     Executive Compensation Program Components. The Company uses cash- and equity-based compensation to achieve its pay-for-performance philosophy and to reward short- and long-term performance. The mix of base salary, annual incentives and long-term incentives is reviewed periodically to ensure the approximate mix.

     Base Salary. The Compensation Committee's philosophy is to control fixed compensation costs and to place greater emphasis on incentive compensation based on results. The Company's base salaries are generally slightly below the market median (50th percentile) for the general industry or marketplace salaries and the salaries of the compensation peer group. Salaries for executives are reviewed periodically (not more often than annually) and revised, if appropriate, based on a variety of factors, including individual performance and responsibility, general levels of market salary increases and the Company's overall financial results, with emphasis on competitive salaries in the marketplace.

     Incentive Compensation. The Compensation Committee's philosophy is to use a combination of annual and long-term compensation methods, including grants of Common Stock under various plans. The

Compensation Committee believes that key employees should have a significant portion of their total compensation paid in shares of Common Stock, as significant equity ownership in the Company focuses executives on managing the Company from the long-term perspective of an owner, with emphasis on enhanced shareholder value. Key employees are strongly encouraged to retain shares of Common Stock granted as part of their compensation.

     Annual incentive bonuses -- Annual incentive bonuses are based on the achievement of specified corporate goals. Targeted corporate goals are established at the outset of each fiscal year by the Company's management and are approved by the Compensation Committee. There is no specific weighting assigned to these goals. A range of potential annual incentive awards, based on general industry averages, has been established for each executive officer. The Company's target annual incentive award levels are generally consistent with or slightly below the median marketplace awards. Annual incentive bonuses may be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

     The 1995 targeted corporate goals for earnings per share, earnings before depreciation, interest and taxes, capital spending and selling, general and administrative expenses as a percentage of revenues were exceeded, and the Company achieved 96 percent of the 1995 targeted operating cash flow goal. The Compensation Committee also considered the Company's relative performance against other companies in the oilfield services industry, noting that the Company ranked in the top 15 percent of 26 petroleum services companies on various performance measures, including return on total capital, return on revenues, return on equity and earnings before depreciation, interest and taxes. Accordingly, annual incentive awards were made to the executive officers named in the Summary Compensation Table amounting to approximately 81 percent of the aggregate 1995 annual base salaries of such individuals. Such bonuses were paid in a combination of cash and shares of Common Stock, except Mr. Burguieres, whose entire bonus was paid in shares of Common Stock.

     Long-term, equity-based incentive compensation -- The Company currently provides long-term incentive compensation to executives in two forms: stock options and restricted stock grants. Prior to March 1992, stock appreciation rights ("SARs") were granted in tandem with stock options under the Company's Stock Appreciation Rights Plan (the "SAR Plan"). Each type of incentive is intended to track the Company's performance and reward achievement of long-term objectives through stock price appreciation. The Company's overall stock option and restricted stock grant levels are established by considering market data on grant levels and an appropriate overall level of shares reserved for such plans in the market. The Compensation Committee considers stock options or restricted stock awards previously granted, industry practices, the executive's accountability level and an assumed potential stock value when determining the amount of individual long-term incentive compensation.

     Options to purchase shares of Common Stock reward participants for generating appreciation in the Company's stock price. Stock options are granted under the Company's 1987 Stock Option Plan or the 1991 Stock Option Plan (an "Option Plan" or, collectively, the "Option Plans") to key employees of the Company, including the executive officers named in the Summary Compensation Table, at the fair market value of the Common Stock on the date of grant. These options vest in three equal installments beginning one year after the date of grant and are exercisable for a term of five years or 10 years. The optionees receive value from the options only if the Company's stock price appreciates from the price on the grant date. As with options, holders of SARs (granted prior to 1992, but still in effect) receive value only if the stock price appreciates.

     The Company's Restricted Stock Incentive Plan (the "Restricted Plan") is designed to meet several objectives, which include increasing the actual share ownership position of key executives, providing a strong emphasis on maintaining and enhancing shareholder value and retaining executives during different stages of the business cycle. Under the Restricted Plan, eligible employees are granted shares of Common Stock that are subject to certain ownership restrictions. The shares are non-transferable during the restricted period and are subject to substantial risk of forfeiture if certain conditions are not met. The Restricted Plan provides that restrictions will cease, at the Compensation Committee's discretion, after continued employment for a specified period of time or upon the occurrence of certain established goals. Ownership restrictions on shares granted prior to 1993 will lapse after continued employment for a specified period of time; for shares granted beginning in 1993, restrictions on certain shares will lapse after continued employment for a specified period of time and restrictions will lapse on the remaining shares upon the earlier of certain corporate performance goals being achieved or after eight years, whichever occurs first. The restricted stock is performance sensitive, as the value of the shares granted varies based on the Company's stock price.

     Other Benefits. The Company maintains various 401(k) savings plans, pursuant to which the Company contributes various amounts based on each employee's base salary as a matching contribution, in cash or shares of Common Stock. The Company contributes two percent of base salary for each of the executive officers named in the Summary Compensation Table. The Company also has the ability to make discretionary contributions under these plans. The Company maintains the Pension Plan (as defined hereinafter) for certain of its employees, including the executive officers named in the Summary Compensation Table. The Company also maintains certain plans that provide benefits to certain executives and other managers that are supplemental to the benefits under the 401(k) savings plans and the Pension Plan.

     Discussion of 1995 Compensation for the Chief Executive Officer. As described above, the Company determines total compensation for all executives, including Mr. Burguieres, considering both a pay-for-performance philosophy and market rates of compensation. In determining Mr. Burguieres' compensation for 1995, the Compensation Committee considered the Company's financial performance and corporate accomplishments, individual performance and compensation data of general industry companies and the compensation peer group. The Compensation Committee also reviewed more subjective factors, such as development and implementation of a corporate strategy to enhance shareholder value. With respect to establishing Mr. Burguieres' 1995 salary, emphasis was placed on competitive salaries in the market place. With respect to Mr. Burguieres' 1995 bonus, the Compensation Committee considered the achievement of the Company's 1995 targeted corporate goals and the Company's relative performance against its peers (as described hereinabove). With respect to the stock option and restricted share grants, the Compensation Committee placed emphasis on grant levels of general industry and the compensation peer group. Mr. Burguieres was also paid in 1995 a special fee of $1,200,000 related to his efforts in connection with the October 1995 merger of Weatherford International Incorporated and Enterra Corporation. This amount was in addition to Mr. Burguieres' annual incentive bonus.

     Mr. Burguieres received a 7.7 percent salary increase for 1995. Mr. Burguieres' bonus for 1995 was $420,000, paid in shares of Common Stock. This award is equal to 100 percent of his 1995 base salary. Mr. Burguieres received in March 1995 an option under an Option Plan to purchase 55,000 shares of Common Stock and 28,000 shares under the Restricted Plan.

     Policy Regarding Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits corporate deductions to $1,000,000 for compensation paid to a person who on the last day of any fiscal year beginning on or after January 1, 1994 is either the Chief Executive Officer or among the four most highly compensated executive officers other than the Chief Executive Officer, provided there is an exception for qualified performance-based compensation. Section 162(m) became applicable to the Company, effective January 1, 1994.

     The Option Plans currently qualify as performance-based compensation under Internal Revenue Service rules. The Company's annual incentive bonuses and awards granted under the Restricted Plan are based on performance measures, but do not qualify as performance-based under the tax regulations. The Compensation Committee requested and received a review by the independent compensation consultant retained by the Company of the Company's compensation plans and similar plans maintained by companies in the compensation peer group as regards
Section 162(m). The Compensation Committee has determined that is likely that only one of the Company's executive officers will receive compensation in excess of $1,000,000 in the near future. Accordingly, the Compensation Committee will not necessarily limit executive compensation to compensation that is deductible under Section 162(m). The Compensation Committee will continue to evaluate this matter and consider alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and consistent with the Company's compensation objectives.

     This Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        COMPENSATION AND STOCK PLANS COMMITTEE OF THE BOARD OF DIRECTORS
                          William E. Greehey, Chairman
                              Robert K. Moses, Jr.
                                Roger M. Widmann

SUMMARY COMPENSATION TABLE

     The following table sets forth with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom total annual salary and bonuses for the year ended December 31, 1995 exceeded $100,000:

                                                                                        LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION                                AWARDS
                                     ------------------------------------    --------------------------------------------

                                                                 (E)             (F)              (G)            (H)
            (A)                                     (D)      OTHER ANNUAL     RESTRICTED      SECURITIES      ALL OTHER
     NAME AND PRINCIPAL      (B)        (C)        BONUS     COMPENSATION    STOCK AWARDS     UNDERLYING     COMPENSATION
          POSITION           YEAR    SALARY($)    ($)(1)        ($)(2)          ($)(3)       OPTIONS(#)(4)    ($)(5)(6)
- ---------------------------- ----    ---------    -------    ------------    ------------    -------------   ------------
Philip Burguieres            1995     420,000     420,000          -0-          259,000(7)       27,500        1,849,250(8)
  Chairman of the            1994     390,000     312,000          -0-          246,875          27,500            9,653
  Board, President and       1993     364,000     300,000          -0-          236,250          27,500              786
  Chief Executive Officer
M.E. Eagles(9)               1995     245,000     180,000          -0-          101,750(11)      10,000          260,676
  Senior Vice President      1994     230,000     150,000       50,638(10)       95,788          10,000            4,680
                             1993     183,300     120,000          -0-          157,500           7,500              -0-
James R. Burke               1995     182,000     125,000          -0-           74,000(12)       7,500          189,540
  Senior Vice President      1994     168,000     100,000          -0-           53,325           6,000            4,880
                             1993     130,000      85,000          -0-           51,188           5,500            1,733
Norman W. Nolen              1995     155,000     108,000          -0-           55,500(13)       6,000          161,430
  Senior Vice                1994     147,000      90,000          -0-           53,325           6,000            4,340
  President, Chief           1993     140,000      85,000          -0-           51,188           5,500            2,800
  Financial Officer and
  Treasurer
H. Suzanne Thomas            1995     155,000     108,000          -0-           55,500(14)       6,000          161,435
  Senior Vice                1994     147,000      90,000          -0-           53,325           5,500            4,340
  President, Secretary       1993     140,000      85,000          -0-           51,188           5,500            2,800
  and General Counsel

- ---------------

 (1) For 1995, Mr. Burguieres received 100% of his bonus in shares of Common Stock issued under the Company's Executive Incentive Stock Bonus Plan (the "Bonus Plan"), while other executives received 75% in cash and 25% in shares of Common Stock. Bonuses paid for 1994 were paid in cash. For 1993, Mr. Burguieres received 60% of his bonus in cash and 40% in shares of Common Stock issued under the Bonus Plan, while other executives received 80% in cash and 20% in shares of Common Stock.

 (2) Unless otherwise indicated, does not include the value of perquisites and other benefits as the aggregate amount of such compensation for each named officer does not exceed the lesser of $50,000 or 10% of that officer's total reported annual salary and bonus.

 (3) Dollar amount shown equals number of shares issued under the Restricted Plan multiplied by the closing stock price on grant date. Dividends would be paid on these shares in the event dividends are paid on the Common Stock, which is not anticipated in the foreseeable future.

 (4) Adjusted to reflect the one-for-two reverse stock split of the Common Stock effected on October 5, 1995 (the "Split").

 (5) Includes the amount of the Company match and discretionary contribution for each executive officer under the Company's 401(k) Savings Plan and the Supplemental Savings Plan, to the extent the officer was eligible and participated in such plans.

 (6) Includes the payment made to each executive officer in exchange for the waiver of certain rights under each officer's Severance Agreement (as hereinafter defined) required pursuant to the terms of the merger agreement between Weatherford International Incorporated and Enterra Corporation (the "Merger Agreement"). See "Employment Contracts and Termination of Employment and Change of Control Arrangements".

 (7) Held an aggregate of 17,000 shares under the Restricted Plan still subject to restrictions as of December 31, 1995 with an aggregate total value of $312,000; restrictions have lapsed, or will lapse, on 1,875 shares on each of March 18, 1996 and 1997; on 6,250 shares on February 6, 1996; and on 1,750 shares on each of March 16, 1996, 1997, 1998 and 1999.

 (8) Includes $1.2 million paid pursuant to the terms of the Merger Agreement.

 (9) Joined the Company on March 1, 1993.

(10) Includes $30,058 paid in connection with the named executive's relocation and $20,580 reimbursement for the payment of taxes thereon.

(11) Held an aggregate of 7,650 shares under the Restricted Plan still subject to restrictions as of December 31, 1995 with an aggregate total value of $137,650; restrictions have lapsed, or will lapse, on 1,250 shares on each of March 18, 1996 and 1997; on 2,400 shares on February 6, 1996; on 687 shares on each of March 16, 1996 and 1997; and on 688 shares on each of March 16, 1998 and 1999.

(12) Held an aggregate of 4,163 shares under the Restricted Plan still subject to restrictions as of December 31, 1995 with an aggregate total value of $76,467; restrictions have lapsed, or will lapse, on 406 shares on March 18, 1996; on 407 shares on March 18, 1997; on 1,350 shares on February 6, 1996; and on 500 shares on each of March 16, 1996, 1997, 1998 and 1999.

(13) Held an aggregate of 3,663 shares under the Restricted Plan still subject to restrictions as of December 31, 1995 with an aggregate total value of $67,217; restrictions have lapsed, or will lapse, on 406 shares on March 18, 1996; on 407 shares on March 18, 1997; on 1,350 shares on February 6, 1996; and on 375 shares on each of March 16, 1996, 1997, 1998 and 1999.

(14) Held an aggregate of 3,663 shares under the Restricted Plan still subject to restrictions as of December 31, 1995 with an aggregate total value of $67,217; restrictions have lapsed, or will lapse, on 406 shares on March 18, 1996; on 407 shares on March 18, 1997; on 1,350 shares on February 6, 1996; and on 375 shares on each of March 16, 1996, 1997, 1998 and 1999.

STOCK OPTION PLANS AND SAR PLAN

     The Company currently maintains the Option Plans, such plans having substantially the same terms and conditions, pursuant to which options to purchase shares of the Company's Common Stock are outstanding or available for future grants. All options to purchase Common Stock are granted by the Compensation Committee, except for options granted to the Chief Executive Officer, which are recommended by the Compensation Committee and approved by the Board of Directors (excluding Mr. Burguieres).

     All stock options have a term of five or 10 years and are exercisable at a rate of one-third each year beginning one year after the grant date. The exercise price is payable in cash, shares of Common Stock (subject to certain limitations), broker-financed cashless exercises or some combination of these approaches. No employee has any rights as a stockholder of any shares subject to an option until the exercise price has been paid and the shares issued to the employee.

     The Company maintains the SAR Plan pursuant to which the Company could, prior to March 20, 1992, grant SARs to eligible employees of the Company. The SAR Plan was originally implemented to allow executives and certain other stock option plan participants to tender their options to the Company in exchange for cash equal to the "spread" in the option (in other words, the difference between the market value of the Common Stock on the date of grant and the market value of the Common Stock on the date the option is exercised). Effective March 19, 1992, the SAR Plan was amended to provide that no new awards may be made pursuant to such plan after that date. SARs awarded under the SAR Plan prior to that date remain in effect and are not affected by the amendment.

     The following table sets forth certain information regarding stock options granted during fiscal year 1995 to the persons named in the Summary Compensation Table above. The hypothetical present values on the date of grant of stock options granted in 1995 shown below are presented pursuant to the Commission's rules and are calculated under a modified Black-Scholes Model (the "Model") for pricing options. This hypothetical value of options trading in the stock market bears little relationship to the compensation cost to the Company or potential gain realized by an executive officer. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Company's Common Stock relative to the exercise price per share of Common Stock at the time the stock option is exercised. There is no assurance that the hypothetical present value of stock options reflected in this table actually will be realized.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                      GRANT DATE
INDIVIDUAL GRANT                                                                                           VALUE
- ----------------------------------------------------------------------------------------------     -------------
(A)                           (B)              (C)                (D)                (E)               (F)
                            NUMBER OF       % OF TOTAL
                           SECURITIES          OPTIONS
                           UNDERLYING       GRANTED TO        EXERCISE OR                            GRANT DATE
                      OPTIONS GRANTED     EMPLOYEES IN        BASE PRICE                          PRESENT VALUE
NAME                        (#)(1)(2)      FISCAL YEAR     ($/SHARE)(1)(3)     EXPIRATION DATE           ($)
- --------------------  ---------------     ------------     ---------------     ---------------     -------------
Philip Burguieres...       27,500              3.8              18.50             3/15/2005           323,412
M. E. Eagles........       10,000              1.4              18.50             3/15/2005           117,605
James R. Burke......        7,500              1.0              18.50             3/15/2005            88,203
Norman W. Nolen.....        6,000               .8              18.50             3/15/2005            70,563
H. Suzanne Thomas...        6,000               .8              18.50             3/15/2005            70,563

- ---------------

(1) Adjusted to reflect the Split.

(2) Options granted in 1995 are exercisable starting 12 months after the grant date, with one-third of the shares covered thereby becoming exercisable at that time and an additional one-third becoming exercisable on each successive anniversary date, with full vesting occurring on the third anniversary date. Under the terms of the Option Plans, the Compensation Committee retains the discretion, subject to plan limitations, to modify the terms of outstanding options, including the exercise price and expiration date in certain events.

(3) The exercise price and tax withholding obligations related to the exercise may be paid by delivery of already-owned shares of Common Stock or by offsetting a portion of the underlying shares, subject to certain conditions.

(4) The present values on grant date are calculated under the Model modified to give effect to the expected dividend rate of the Common Stock and non-transferability factors such as timing, vesting, liquidity and freely-traded status. The Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option's present value, including the Common Stock's volatility (based on 36 months of historical stock price trading data), dividend rate (0%), exercise period of the option (10 years), interest rate (risk free rate of 7.37%) and vesting schedule (adjusted for risk of forfeiture during three-year vesting period).

     The following table shows aggregate option and SAR exercises during fiscal year 1995 and December 31, 1995 values for the Chief Executive Officer and the four most highly compensated executive officers:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                  (D)

                                                         NUMBER OF SECURITIES                       (E)
                                                        UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                          (B)                               OPTIONS/SARS AT                    IN-THE-MONEY
                        SHARES           (C)                 FY-END(2)(#)              OPTIONS/SARS AT FY-END($)(1)
        (A)           ACQUIRED ON       VALUE        -----------------------------   --------------------------------
        NAME          EXERCISE(#)   REALIZED($)(1)    EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
- --------------------  -----------   --------------   --------------  -------------   -----------------  -------------
Philip Burguieres...        0               0        90,001/31,250     54,999/0      1,494,595/583,125    572,904/0
James R. Burke......        0               0         12,500/5,125     13,333/0       203,893/102,807     138,370/0
M.E. Eagles.........        0               0           8,334/0        19,166/0          96,047/0         197,389/0
Norman W. Nolen.....        0               0         15,917/5,125     11,833/0       252,035/92,495      122,808/0
H. Suzanne Thomas...        0               0         16,167/7,750     11,833/0       262,691/140,465     122,808/0

- ---------------

(1) Market value of underlying securities at exercise date or year-end, as appropriate, minus the exercise or base price of "in-the-money" options/SARs.

(2) Adjusted to reflect the Split.

DEFINED BENEFIT PLAN

     The Company maintains a defined benefit plan called the Weatherford Enterra Pension Plan (the "Pension Plan") for U.S. employees of the Company and certain of its subsidiaries, including executive officers, which was adopted as of January 1, 1992.

     The following table sets forth the estimated annual benefit payable upon normal retirement at age 65 as a straight-life annuity to persons in specified remuneration and years of service classifications.

                                    PENSION PLAN TABLE(1)
- ----------------------------------------------------------------------------------------------
  ASSUMED
  10-YEAR                                          YEARS OF CREDITED SERVICE
   FINAL                          ------------------------------------------------------------
AVERAGE PAY                          15           20           25           30           35
- -----------                       --------     --------     --------     --------     --------
 $100,000.......................  $ 13,500     $ 18,000     $ 22,500     $ 27,000     $ 31,500
  200,000.......................    27,000       36,000       45,000       54,000       63,000
  300,000.......................    40,500       54,000       67,500       81,000       94,500
  400,000.......................    54,000       72,000       90,000      108,000      126,000
  500,000.......................    67,500       90,000      112,500      135,000      157,500
  600,000.......................    81,000      108,000      135,000      162,000      189,000
  700,000.......................    94,500      126,000      157,500      189,000      220,500
  800,000.......................   108,000      144,000      180,000      216,000      252,000

- ---------------

(1) Estimated annual benefits shown above are overstated as they reflect the higher accrual rate (.9%) based on final average pay both over and under a participant's Covered Compensation (as defined below). Generally the accrual rate is .45% plus an additional .45% for pay in excess of the lesser of 125% of the participant's Covered Compensation and the current taxable wage base. "Covered Compensation" is the average of the Social Security Wage Bases during the 35-year period ending with the year the employee reached Social Security Retirement Age. Benefits are not subject to deductions for Social Security benefits or any other offset amounts. The pension limits imposed by the Code are not reflected in this table.

     The remuneration covered by the Pension Plan consists only of the salaries paid to Pension Plan participants, as set forth in column (c) of the Summary Compensation Table. Bonuses, including the bonuses set forth in column (d) of that table, are excluded. Credited service for purposes of the Pension Plan is all service with the Company after January 1, 1992. Each of Messrs. Burguieres, Burke and Nolen and

Ms. Thomas has four years of credited service under the Pension Plan, and Mr. Eagles has three years of credited service under the Pension Plan. The Pension Plan provides for (i) normal retirement at age 65 with an early retirement option at age 55 for eligible employees, (ii) a vested benefit after five years of vesting service, (iii) retirement income of approximately 32 percent of final average earnings after 35 years of credited service and (iv) spouse and disability benefits.

     The Company also maintains the Supplemental Executive Retirement Plan (the "SERP"), adopted January 1, 1992, to supplement the retirement benefit to be paid pursuant to the Pension Plan to certain employees designated by the Compensation Committee, including the executive officers named in the Summary Compensation Table. During 1995, the Code limited the pension under the Pension Plan to $120,000 and limited the compensation used to calculate the pension to $150,000; these amounts are indexed annually to the changes in Social Security benefits. If the pension to certain employees would be limited by Section 415 of the Code or if the participant's compensation used to calculate the pension would be limited by the Code, such amounts otherwise payable to the Pension Plan participant pursuant to the Pension Plan would be paid directly to such participant by the Company in full, pursuant to the provisions of the SERP. The purpose of the SERP is to pay each employee the full retirement benefit otherwise payable to him or her but for the benefit limitations imposed by the Code. In addition, bonuses, including the bonuses set forth in column (d) of the Summary Compensation Table, are included in compensation for purposes of the SERP.

COMPENSATION OF DIRECTORS

     During 1995, all members of the Board of Directors who were not employees of the Company were paid a quarterly retainer fee of $5,000 and a fee of $1,000 for attendance at each meeting of the Board of Directors. Additionally, committee members were paid a fee of $1,000 for attendance at each meeting of a committee of the Board of Directors on which they served.

     The Company maintains the Non-Employee Director Retirement Plan, effective January 1, 1994, pursuant to which each non-employee director who has completed five years or more of service at the time he ceases to be a director will receive an annual deferred compensation benefit equal to between 50 percent and 100 percent, depending on his years of service, of his annual cash retainer fee paid for the year in which he ceases to be a director. The benefit will be paid for the lesser of the number of months of his service as a director or 120 months.

     The Company also maintains the Deferred Compensation Plan for Non-Employee Directors, effective December 1, 1994, pursuant to which each non-employee director can defer all or a portion of his retainer fee or meeting fees and receive a market rate of return on such deferred amounts.

     The Company also maintains the Non-Employee Director Stock Option Plan (the "Director Option Plan"), effective March 16, 1995, pursuant to which each non-employee director is granted a stock option to purchase 2,500 shares of Common Stock at the time of his election to the Company's Board of Directors and an option to purchase 500 shares of Common Stock at each annual meeting thereafter for so long as he serves as a non-employee director. Such options are granted at the fair market value of the Common Stock on the date of grant, vest 100 percent six months after the grant date and are exercisable for a term of 10 years. Messrs. Hill and Macaulay have refused grants under the Director Option Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company currently has Change of Control Agreements (the "Severance Agreements") with Messrs. Burguieres, Eagles, Burke and Nolen and Ms. Thomas. The purpose of the Severance Agreements is to encourage the executive officers to continue to carry out their duties with the Company in the event of a "change of control" of the Company. Under each Severance Agreement, a change of control of the Company is deemed to have occurred if (i) any person or group of persons acting in concert becomes the beneficial owner of 20 percent or more of the outstanding shares of Common Stock or the combined voting power of the Company's voting securities, with certain exceptions; (ii) individuals who as of the date of such agreement constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; (iii) there occurs a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company's assets, unless after the transaction, all or substantially all of those persons who were the beneficial owners of Common Stock prior to the transaction beneficially own more than 60 percent of the then outstanding common stock of the resulting corporation, no person who did not own Common Stock prior to the transaction beneficially owns 20 percent or more of the then outstanding common stock of the resulting corporation, and at least a majority of the Board of Directors of the corporation resulting from such transaction were members of the Board of Directors of the Company at the time such Severance Agreement was approved by the Board of Directors or executed; or (iv) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

     Each of the Severance Agreements provides for severance payments in the event of termination of the executive officer's employment within a specified period after a change of control of the Company (three years for the Chief Executive Officer and two years for the other executive officers), unless the executive's employment is terminated by the Company or its successor for "cause" or "disability", because of the executive's death or "retirement" or by the executive's voluntary termination for other than "good reason", in each case as such terms are defined in the Severance Agreement. The benefits may consist of the following: (a) an amount equal to three times for the Chief Executive Officer, and two times for the other executive officers, the highest salary plus bonus paid to such executive in any of the five years preceding the year of termination of employment; (b) salary and bonus (prorated based on the highest bonus earned in the preceding three years) to the date of termination; (c) an amount equal to the amount that would be payable if all unvested retirement plan benefits were vested; (d) an amount equal to the amount that would have been contributed as the Company match under the Company's 401(k) Savings Plan and the Supplemental Savings Plan for three years for the Chief Executive Officer and two years for the other executive officers; and (e) an amount equal to the amount the executive would have received as a car allowance for three years for the Chief Executive Officer and two years for the other executive officers. In addition, if an executive is terminated within a specific period after a change of control, all outstanding stock options granted under any of the Company's Option Plans and all outstanding SARs issued under the SAR Plan would automatically vest and the executive would have the right to either exercise such options and SARs for seven months after his or her date of termination (or until the stated termination of such options and SARs, if earlier) or to surrender for cash all such options and SARs, unless to do so would cause a transaction otherwise eligible for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 to be ineligible for such treatment, in which case the executive would receive shares of Common Stock equal in value to the cash he or she would have received. Ownership restrictions on shares granted under the Restricted Plan would also be terminated in the event of an executive's termination during this period. All health and medical benefits would also be maintained after termination, for three years for the Chief Executive Officer and two years for the other executive officers, if the executive makes his or her required contribution. Under the Deficit Reduction Act of 1984, severance payments that exceed a certain amount subject both the Company and the executive to adverse U.S. Federal income tax consequences. Each of the Severance Agreements provides that the Company shall pay the executive a "gross-up payment" to ensure that the executive receives the total benefit intended thereby.

     Each of the Severance Agreements was amended in October 1995 as required by the Merger Agreement to eliminate the executive officer's right to all termination benefits owed thereunder, except for benefits related to his or her outstanding stock options, SARs and shares granted under the Restricted Plan, should the employee voluntarily terminate his or her employment without cause during a 30-day period beginning one year after a change of control occurs. The Company paid Messrs. Burguieres, Eagles, Burke and Nolen and Ms. Thomas, in consideration for such amendments and the elimination of such benefits, $630,000, $245,000, $182,000, $155,000 and $155,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Greehey, Brown and Moses served as members of the Compensation Committee until October 5, 1995 and Messrs. Greehey, Moses, and Widmann served thereafter during 1995. During 1995, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

     During 1995, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Phoenix Energy Services, Inc. ("Phoenix") purchased on September 25, 1995 the assets and business of the Harrisburg-Woolley operations of Enterra for approximately $14,500,000, subject to post-closing adjustments and the assumption of operating liabilities. The offer to purchase the Harrisburg-Woolley operations by Phoenix was part of a competitive bid process conducted by Enterra. Certain First Reserve Funds own 97 percent of the outstanding capital stock of Phoenix. First Reserve is the general partner of each of such First Reserve Funds and has the power to cause each such First Reserve Fund to dispose of or vote shares of Common Stock held by it. The principal beneficial owners of the common stock of First Reserve are its executive officers, including Messrs. Hill and Macaulay.

PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return on the Common Stock for a five-year period (December 31, 1990 to December 31, 1995) with the cumulative total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index") and the Company's peer group. The Company changed its peer group in fiscal 1995 to use a more readily available and recognized published industry or line-of-business index. The 1995 peer group consists of the 20 companies in the Standard & Poor's Oil Well Equipment & Services Stock Index, specifically, the Company, BJ Services Company, Baker Hughes Incorporated, Daniel Industries, Inc., Dresser Industries, Inc., Global Marine, Inc., Halliburton Co., Helmerich & Payne, Inc., McDermott International, Inc., Nabors Industries, Inc., Parker Drilling Co., Petroleum Geo -- Services A/S, Production Operators Corporation, Rowan Companies, Inc., Schlumberger Ltd., Smith International, Inc., Sonat Offshore Drilling, Inc., Tidewater, Inc., Varco International, Inc. and Western Atlas, Inc. (the "1995 Peer Group"). The 1994 peer group consisted of the 18 companies in the Value Line Investment Survey Index for the Oilfield Services Group, specifically, BJ Services Company, Baker Hughes Incorporated, Daniel Industries, Inc., Dresser Industries, Inc., Enterra Corporation, Global Marine, Inc., Halliburton Co., Helmerich & Payne, Inc., McDermott International, Inc., Nabors Industries, Inc., Parker Drilling Co., Production Operators Corporation, Rowan Companies, Inc., Schlumberger Ltd., Smith International, Inc., Tidewater, Inc., Varco International, Inc. and Western Atlas, Inc. (the "1994 Peer Group").

     The graph assumes $100 was invested on December 31, 1990 in the Company's Common Stock, the S&P 500 Index and the industry peer groups. Dividend reinvestment has been assumed, and investment has been weighted to reflect relative stock market capitalization.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 OF THE COMPANY'S COMMON STOCK, S&P 500 INDEX, THE 1994 PEER GROUP AND THE 1995
                                   PEER GROUP

      MEASUREMENT PERIOD           COMPANY'S           S&P 500        1995 PEER       1994 PEER
    (FISCAL YEAR COVERED)        COMMON STOCK           INDEX            GROUP           GROUP
1990                                      $100            $100            $100            $100
1991                                        62             130              94              91
1992                                        81             140              92              92
1993                                       147             155             100             102
1994                                       134             157              92              94
1995                                       200             215             128             136

* Prepared by Research Data Group

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C promulgated under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. In addition, trusts in which a director, executive officer or greater than 10 percent stockholder is a trustee, and that person or a member of his or her immediate family is a beneficiary, have a separate filing obligation even where the individual reports in his or her own filings the trust's transactions and holdings in equity securities of the Company. Directors, executive officers and greater than 10 percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of the
Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were complied with, except that each of Philip Burguieres, M. E. Eagles, Norman W. Nolen and H. Suzanne Thomas inadvertently filed the Form 4 due no later than November 10, 1995 on January 11, 1996.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as the Company's principal independent public accountants for the current year. Representatives of Arthur Andersen are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1997 must be received by the Company, addressed to the Secretary of the Company at P.O. Box 27608, Houston, Texas 77227-7608, no later than December 9, 1996, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                               [Weatherford Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              AND PROXY STATEMENT

                              FRIDAY, MAY 17, 1996

                                   9:00 A.M.

                                THE RITZ-CARLTON

                              1919 BRIAR OAKS LANE

                                 HOUSTON, TEXAS

- --------------------------------------------------------------------------------
                              WEATHERFORD ENTERRA, INC.
               PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 17, 1996

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned holder of Common Stock of Weatherford Enterra, Inc. (the "Company") hereby appoints Philip Burguieres and H. Suzanne Thomas, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of the Company to be held on May 17, 1996, at 9:00 a.m., Houston time, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

          (1) Election of directors for a term expiring in 1999:

    FOR / /                                              WITHHOLD AUTHORITY / /
    all nominees listed below (except as marked below)   to vote for all nominees listed below

           Philip Burguieres      William E. Greehey      Roger M. Widmann

          INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through or strike out that nominee's name as set forth above.

          (2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment thereof.

             PLEASE MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE,
                WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
                      (continued and to be signed on other side)
- --------------------------------------------------------------------------------
       P
       R
       O
       X
       Y

- --------------------------------------------------------------------------------
         All as more particularly described in the proxy statement dated
     April 8, 1996 relating to such meeting, receipt of which is hereby acknowledged.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1.

                                              -----------------------------

                                              -----------------------------
                                               Signature of Stockholder(s)

                                              Please sign your name exactly
                                              as it appears hereon. Joint
                                              owners must each sign. When
                                              signing as attorney,
                                              executor, administrator,
                                              trustee or guardian, please
                                              give your full title as it
                                              appears hereon.
                                              Date _________________, 1996.

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